Morgan Stanley Emerging Markets Debt Fund, Inc.
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased: Republic of Columbia 4.375% due 3/21/2023 Purchase/Trade Date: 9/14/2012
Offering Price of Shares: COP 98.995
Total Amount of Offering: 1,000,000,000,000 shares
Amount Purchased by Fund: 5,507,000,000 shares
Percentage of Offering Purchased by Fund: 0.551
Percentage of Fund's Total Assets: 0.99
Brokers:  BofA Merrill Lynch, Morgan Stanley
Purchased from:  Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: Chailease Holding Co. Ltd. GDR Purchase/Trade Date: 10/10/2012
Offering Price of Shares: $8.590
Total Amount of Offering: 24,000,000 shares
Amount Purchased by Fund:  30,900 shares
Percentage of Offering Purchased by Fund: 0.129
Percentage of Fund's Total Assets: 0.02
Brokers:  JP Morgan, Morgan Stanley
Purchased from:  .JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: Mexichem SAB DE CV
Purchase/Trade Date: 10/10/2012
Offering Price of Shares: MXN60.000
Total Amount of Offering:  226,086,957 shares
Amount Purchased by Fund: 79,800 shares
Percentage of Offering Purchased by Fund: 0.035
Percentage of Fund's Total Assets: 0.15
Brokers: Citigroup, HSBC, JP Morgan, Morgan Stanley, Credit Suisse, Rabobank International, Santander
Purchased from:  JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.